Exhibit 10.12
AMENDED AND RESTATED COMMERCEHUB, INC.
2016 EMPLOYEE STOCK PURCHASE PLAN
1.Purpose. The purpose of the CommerceHub, Inc. 2016 Employee Stock Purchase Plan (the “Plan”) is to encourage and enable the employees of the Company and its Participating Subsidiaries (as such term is defined in Section 2) to acquire a proprietary interest in the Company through the ownership of shares of each or any (as the context may require) series of its common stock (the “Common Stock”), in order to assure a closer identification of employees’ interests with those of the Company by providing employees with a more direct stake in its welfare, thereby stimulating the employees’ efforts on the Company’s behalf and strengthening such employees’ desire to remain with the Company.
The Plan became effective on July 20, 2016 (the “Effective Date”) and shall be amended and restated effective as of February 8, 2018 (the “Amendment Date”).
The rights granted under the Plan are intended to meet the requirements of Section 423 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”), and the Plan and the rights granted hereunder shall be interpreted consistently with such intent.
2.    Definitions. As used in the Plan the following terms shall have the meanings set forth below:
(a)    “Allocation Date” has the meaning assigned in Section 13 of the Plan.
(b)    “Administrative Committee” has the meaning assigned in Section 4.1 of the Plan.
(c)    “Approved Transaction” means any transaction in which the Board (or, if approval of the Board is not required as a matter of law, the stockholders of the Company) shall approve (i) any consolidation or merger of the Company, or binding share exchange, pursuant to which shares of Common Stock of the Company would be changed or converted into or exchanged for cash, securities, or other property, other than any such transaction in which the common stockholders of the Company immediately prior to such transaction have the same proportionate ownership of the Common Stock of, and voting power with respect to, the surviving corporation immediately after such transaction, (ii) any merger, consolidation or binding share exchange to which the Company is a party as a result of which the Persons who are common stockholders of the Company immediately prior thereto have less than a majority of the combined voting power of the outstanding capital stock of the Company ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors immediately following such merger, consolidation or binding share exchange, (iii) the adoption of any plan or proposal for the liquidation or dissolution of the Company, or (iv) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company.
(d)    “Board” means the Board of Directors of the Company.

(e)    “Board Change” means, during any period of two consecutive years, individuals who at the beginning of such period constituted the entire Board cease for any reason to constitute a majority thereof unless the election, or the nomination for election, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.
(f)    “Code” has the meaning assigned in Section 1 of the Plan.
(g)    “Common Stock” has the meaning assigned in Section 1 of the Plan.
(h)    “Company” means CommerceHub, Inc., a Delaware corporation, or any successor corporation by merger, reorganization, consolidation or otherwise.
(i)    “Compensation Committee” means the Compensation Committee of the Board.
(j)    “Control Purchase” means any transaction (or series of related transactions) in which any person (as such term is defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), corporation or other entity (other than the Company, any Subsidiary of the Company or any employee benefit plan sponsored by the Company or any Subsidiary of the Company or any Exempt Person (as defined below)) shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in Rule 13d-3(d) under the Exchange Act in the case of rights to acquire the Company’s securities), other than in a transaction (or series of related transactions) approved by the Board. For purposes of this definition, “Exempt Person” means each of (a) the Chairman of the Board, the President and each of the directors of the Company as of the Effective Date, and (b) the respective family members, estates and heirs of each of the Persons referred to in clause (a) above and any trust or other investment vehicle for the primary benefit of any of such Persons or their respective family members or heirs. For purposes of this definition, “Person” means an individual, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture or other entity of any kind. As used with respect to any Person, the term “family member” means the spouse, siblings and lineal descendants of such Person.
(k)    “Corporate Transaction” has the meaning assigned in Section 17 of the Plan.
(l)    “Eligible Compensation” means (i) regular base salary paid to the Employee by the Company or a Participating Subsidiary during such Employee’s period of participation in the Plan and (ii) any overtime payments, bonuses, commissions, profit-sharing distributions and other incentive-type payments received during such period. Eligible Compensation shall be calculated before deduction of (A) any income or employment tax or other withholdings; or (B) any contributions made by the employee to any Code Section 401(k) salary deferral plan or Code Section 125 cafeteria benefit program now or hereafter established by the Company or any

Subsidiary. Eligible Compensation shall not include any contributions made on the Employee’s behalf by the Company or any Subsidiary to any employee benefit or welfare plan now or hereafter established (other than Code Section 401(k) or Code Section 125 contributions deducted from such Eligible Compensation). The Plan Administrator may make modifications to the definition of Eligible Compensation for one or more offerings as deemed appropriate.
(m)    “Employee” means an employee of the Company or a Participating Subsidiary.
(n)    “Effective Date” has the meaning assigned in Section 1 of the Plan.
(o)    “Exercise Date” means the last day of each Offering Period.
(p)    “Fair Market Value” per share of Common Stock on any date means the closing sale price per share during regular trading hours of Common Stock on such date on the principal securities market in which the Common Stock is then traded; or, if there were no trades on that date, the closing sale price during regular trading hours of the Common Stock on the first trading day prior to that date.
(q)    “Grant Date” means the first day of each Offering Period.
(r)    “Individual Brokerage Account” has the meaning assigned in Section 13 of the Plan.
(s)    “Offering Period” has the meaning assigned in Section 6 of the Plan.
(t)    “Participant” means an Employee who is enrolled in the Plan and meets each of the eligibility requirements in Section 5.1 of the Plan.
(u)    “Participating Subsidiary” means each Subsidiary that is authorized, in accordance with Section 5.2 of the Plan, to extend the benefits of the Plan to its eligible Employees. The Participating Subsidiaries in the Plan as of the Effective Date are listed in Appendix A to the Plan.
(v)    “Plan” means the CommerceHub, Inc. Employee Stock Purchase Plan, as modified or amended from time to time.
(w)    “Plan Administrator” means the Compensation Committee or the Administrative Committee to the extent such entity is carrying out its administrative functions under the Plan.
(x)    “Purchase Price” has the meaning assigned in Section 9 of the Plan.
(y)    “Stock Purchase Contributions” means payroll deductions of Eligible Compensation that occur during an Offering Period for the purpose of purchasing shares of Common Stock under the Plan.

(z)    “Subsidiary” means any subsidiary corporation of the Company (as determined in accordance with Code Section 424), whether now existing or subsequently established.
3.    Amount of Stock Subject to the Plan. The total number of shares of Common Stock which may be sold pursuant to the Plan, subject to adjustment as provided in Section 17, shall be up to 900,000 shares, plus an annual increase to be added on the first day of each calendar year beginning with the 2017 calendar year equal to the least of (i) one percent (1%) of the outstanding shares of all classes of the Company’s common stock on the last day of the immediately preceding calendar year, or (ii) an amount determined by the Plan Administrator. The shares sold under the Plan may be either authorized and unissued shares, or issued shares reacquired by the Company. If rights granted under the Plan terminate or expire for any reason without having been exercised in full, the shares of Common Stock not purchased hereunder pursuant to such rights shall be available again for purposes of the Plan.
4.    Administration of the Plan.
4.1    The Plan shall be administered by the Compensation Committee. The Compensation Committee may delegate any or all of its administrative authority under the Plan to a committee comprised of officers or senior level employees of the Company (the “Administrative Committee”). However, the Administrative Committee shall not have the authority to (i) increase the maximum number of shares of Common Stock available for issuance under the Plan or the maximum number of shares of Common Stock that may be purchased per Participant for any Offering Period (other than for adjustments under Section 17), (ii) modify the eligibility requirements under the Plan, (iii) designate a Subsidiary as a Participating Subsidiary, (iv) change the duration of the Offering Periods or (v) change the Purchase Price for any Offering Period.
4.2    Subject to the provisions of the Plan, the Plan Administrator shall have the authority to construe the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for administering the Plan, including all determinations of eligibility pursuant to Section 5.
4.3    The Plan Administrator may correct any defect, supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent that it shall deem expedient to carry it into effect, and it shall be the sole and final judge of such expediency. The determination of the Plan Administrator on the matters referred to in this Section 4, shall be final and binding on all persons.
4.4    The Company’s sole contribution toward the Plan will consist of making shares of Common Stock available for purchase by Participants at the Purchase Price and bearing costs of administration in carrying out the Plan.

5.    Eligibility.
5.1    Only Employees of the (i) Company, and (ii) its Participating Subsidiaries may participate in the Plan. Rights to purchase shares of Common Stock for each Offering Period shall be granted to those Employees of the Company and its Participating Subsidiaries:
(a)    who as of the first day of the Offering Period in which the grant is to be made have completed at least 180 days of service for the Company and/or its Participating Subsidiaries, as determined by the Plan Administrator; and
(b)    who would not, immediately after the grant, own (within the meaning of Code Section 424(d)) or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of capital stock of the Company or any Subsidiary.
Decisions regarding an individual’s status as an Employee eligible to participate in the Plan shall be made by the Plan Administrator in its discretion, and no person shall be eligible to participate in the Plan unless the Plan Administrator determines in its discretion that such person is eligible under the criteria established above.
5.2    Each U.S. corporation that becomes a Subsidiary after the Effective Date shall automatically become a Participating Subsidiary effective as of the start date of the first Offering Period coincident with or next following the date on which it becomes such a Subsidiary, unless the Plan Administrator determines otherwise prior to the start date of that Offering Period. Any other corporation whose participation in the Plan is delayed by Plan Administrator determination under the preceding sentence, any Subsidiary as of the Effective Date that is not designated as a Participating Subsidiary on Appendix A and any other corporation that becomes a Subsidiary after the Effective Date shall become a Participating Subsidiary when authorized by the Plan Administrator to extend the benefits of the Plan to such Subsidiary’s Employees.
6.    Offering Periods.
6.1    Shares of Common Stock shall be offered for purchase under the Plan through a series of successive Offering Periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated.
6.2    Each “Offering Period” shall be of such duration not to exceed twenty-four (24) months, as determined by the Plan Administrator prior to the start of the applicable Offering Period. Until such time as the Plan Administrator specifies otherwise, Offering Periods shall be of a duration of six (6) months and shall run from January 1 to June 30 and July 1 to December 31 of each year.
6.3    The terms and conditions of each Offering Period may vary, and two or more Offering Periods may run concurrently under the Plan, each with its own terms and conditions. In addition, special Offering Periods may be established with respect to entities that are acquired by the Company (or any Subsidiary of the Company) or under such other circumstances as the Plan Administrator deems appropriate. In no event, however, shall the terms and conditions of any Offering Period contravene the express limitations and restrictions of the Plan, and the Participants in each separate Offering Period conducted for one or more Participating Subsidiaries shall have equal rights and privileges under that offering in accordance with the requirements of Section 423(b)(5) of the Code and the applicable Treasury Regulations thereunder.
7.    Allotment. Each Employee who is otherwise eligible to participate hereunder shall be granted rights to purchase shares of Common Stock as follows:
(a)    a Participant in an Offering Period shall receive on the start date of such Offering Period, a right to purchase shares of Common Stock pursuant to the Plan. The actual number of shares of Common Stock purchased for each Participant on the Exercise Date of an Offering Period shall be that number of shares of Common Stock determined by dividing the Purchase Price for that Offering Period into the amount of contributions accumulated on such date in Stock Purchase Contributions attributable to the Participant, as provided for under Section 11; provided, however, that no fractional shares shall be purchased, and any funds held that would otherwise have been used to purchase fractional shares shall be held in the Participant’s account for the next Offering Period or, if the Participant is not participating in the next Offering Period, refunded to the Participant. Subject to Section 17 and Section 18, the maximum number of shares of Common Stock that may be purchased by a Participant for any such Offering Period shall be one thousand (1,000); provided that, effective as of July 1, 2018, such maximum shall be increased to three thousand (3,000). However, the Plan Administrator shall have the discretionary authority, exercisable prior to the start of any Offering Period, to increase or decrease the limitations to be in effect for the number of shares of Common Stock that may be purchased per Participant in each Offering Period; and
(b)    if the total of all shares of Common Stock to be purchased by all Participants on an Exercise Date as computed pursuant to (a) above exceeds the number of shares of Common Stock then available under the Plan, then all such purchases shall be adjusted proportionately to eliminate such excess and the authorized Stock Purchase Contribution of each Participant, to the extent in excess of the aggregate Purchase Price payable for shares of Common Stock pro-rated to such individual, shall be refunded by the Plan or by an agent of the Plan.
8.    Time of Granting Rights. Neither anything contained in the Plan or in any resolution adopted or to be adopted by the Board or the stockholders of the Company, nor any action taken by the Compensation Committee, shall constitute the granting of any rights. Rather, the granting of a right to purchase shares of Common Stock shall be made automatically and without further action by the Company on the first day of each Offering Period to each Participant on such date.
9.    Exercise of Purchase Right and Purchase Price. Each right to purchase shares of Common Stock which is granted for an Offering Period shall be exercised on the Exercise Date for that Offering Period. The “Purchase Price” per share at which Common Stock will be purchased on the Participant’s behalf on each Exercise Date will be established by the Plan Administrator prior to the start of that Offering Period, but in no event shall such Purchase Price be less than eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Common Stock on the start date of that Offering Period, and (ii) the Fair Market Value per share of Common Stock on that Exercise Date. Until such time as the Plan Administrator determines otherwise, the Purchase Price per share shall be equal to eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Common Stock on the start date of that Offering Period, and (ii) the Fair Market Value per share of Common Stock on that Exercise Date.
10.    Elections to Enroll in the Plan. Subject to the terms and conditions of the Plan, an eligible Employee must, in order to purchase shares for an Offering Period, complete and submit a payroll deduction authorization through enrollment procedures established by the Company on or prior to the start date of such Offering Period. The payroll deduction authorization will permit weekly, bi-weekly, semi-monthly or monthly Stock Purchase Contributions on terms and conditions more fully described in Section 11 hereof. Once an Offering Period has begun an Employee may prospectively suspend the payroll deduction authorization for such Offering Period as described in Section 11.2(b), but may not otherwise modify the payroll deduction for such Offering Period. Once the enrollment process has been properly completed, such enrollment shall be deemed to automatically apply to all subsequent Offering Periods, until such enrollment and payroll deduction authorization is modified, cancelled or revoked in accordance with the Plan and/or procedures prescribed by the Plan Administrator.
11.    Method of Payment.
11.1    Unless otherwise specified by the Plan Administrator, payment for shares of Common Stock purchased under the Plan shall be on the basis of Stock Purchase Contributions made solely through payroll deductions with no right of prepayment. As soon as practicable after the start date of an Offering Period, the Company or the Participating Subsidiary with whom a Participant is employed, will commence Stock Purchase Contributions from the Participant’s Eligible Compensation. Each Stock Purchase Contribution shall be in an amount designated by the Participant in the currency in which the Participant is paid. Such elections shall be subject to a minimum amount as may be specified by the Plan Administrator. Furthermore, such elections shall be subject of a maximum amount equal to the lessor of (i) of twenty-five percent (25%) of Eligible Compensation or (ii) the limits specified in Section 18.
11.2    The rate of Stock Purchase Contributions shall continue in effect throughout the Participant’s participation in the Plan, except for changes effected in accordance with the following guidelines:
(a)    Changing Rate of Stock Purchase Contributions. A Participant may change the amount of Stock Purchase Contributions by delivering notice in accordance with the procedures established by the Company; any such change shall become effective as soon as practicable following the start of the next Offering Period.
(b)    Suspending Stock Purchase Contributions. A Participant may at any time suspend his or her Stock Purchase Contributions under the Plan by delivering notice in accordance with the procedures established by the Company. Such suspension shall become effective as soon as administratively practicable during the then current Offering Period. Such a suspension will not result in a refund of previously accumulated Stock Purchase Contributions. A Participant’s

Stock Purchase Contributions previously accumulated for the Offering Period in which such a suspension occurs shall be applied to the purchase of shares of Common Stock on the next scheduled Exercise Date.
12.    Use of Funds; No Interest Paid. Unless the Plan Administrator determines otherwise or required by applicable law, all Stock Purchase Contributions collected from the Participant under the Plan, pursuant to Section 11 hereof, shall be included in the general funds of the Company (or a Participating Subsidiary) free of any trust or other restriction, and may be used for any corporate purpose. No interest shall be paid or credited to any Participant.
13.    Delivery of Stock. As soon as practicable after the end of each Offering Period, shares of Common Stock purchased for each Participant pursuant to the Plan with the balance of Stock Purchase Contributions attributable to such Participant as of the Exercise Date shall be delivered directly to an individual account established for each such Participant with a brokerage firm selected by the Company (the “Individual Brokerage Account”). The “Allocation Date” is the date of such delivery. Except as otherwise provided below, the deposited shares may not be transferred from the Individual Brokerage Account until the later of (i) the end of the two (2) year period measured from the applicable Grant Date and (ii) the Participant’s termination of employment.
The foregoing procedures shall not in any way limit when the Participant may sell his or her shares. Those procedures are designed solely to assure that any sale of shares of Common Stock prior to the satisfaction of the required holding period is made through the Individual Brokerage Account. In addition, the Participant may request a distribution of shares of Common Stock from his or her Individual Brokerage Account should the Participant wish to make a gift of any shares of Common Stock held in that account. Shares of Common Stock may not be transferred from the Individual Brokerage Account for use as collateral for a loan, unless those shares of Common Stock have been held for the required holding period. Any pledge or disposition of shares of Common Stock shall be subject to the terms of the Company’s insider trading policy, as in effect from time to time.
The foregoing procedures shall apply to all shares of Common Stock purchased by each Participant, whether or not that Participant continues in Employee status.
No Participant shall, by reason of the Plan or any rights granted pursuant thereto, or by the fact that there are Stock Purchase Contributions attributable to a Participant sufficient to purchase shares of Common Stock which the Participant has elected to purchase, have any rights of a stockholder of the Company until shares of Common Stock have been delivered to such Participant in the manner provided in this Section 13.
14.    No Transferability. Rights to purchase shares of Common Stock granted under the Plan to any Employee are not transferable by such Employee otherwise than by will or the laws of descent and distribution, and are exercisable during an Employee’s lifetime only by the Employee. In the event of violation of this provision, the Plan Administrator shall terminate the Employee’s right to purchase shares of Common Stock and refund, either by the Plan or by an agent of the Plan, the Stock Purchase Contributions attributable to such Employee during the relevant Offering Period.

15.    Termination of Employment. If a Participant ceases to be employed by the Company or by a Participating Subsidiary for any reason, all rights to purchase shares of Common Stock granted to the Participant with respect to the then current Offering Period hereunder shall immediately cease (unless otherwise directed by the Plan Administrator in its sole discretion). The amount of Stock Purchase Contributions attributable to such a former Participant shall be refunded, either by the Plan or by an agent of the Plan, to the former Participant as soon as administratively practicable (or in the case of death, to the person or persons to whom the former Participant’s rights hereunder shall pass) in the currency in which collected.
16.    Leave of Absence. Should the Participant cease to remain in active service by reason of an approved unpaid leave of absence, then the Participant shall have such Stock Purchase Contributions authorized by the Participant and collected to date on his or her behalf for that Offering Period held for the purchase of shares of Common Stock on his or her behalf on the next scheduled Exercise Date. In no event, however, shall any amounts be collected on the Participant’s behalf during such unpaid leave, unless otherwise determined by the Plan Administrator. Upon the Participant’s return to active service his or her authorized Stock Purchase Contributions shall automatically resume at the rate in effect at the time the leave began, unless the individual withdraws from the Plan or modifies the then existing election prior to his or her return to active service.
17.    Adjustments and Approved Transactions; Board Change; Control Purchase.
17.1    If the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any (i) stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, subdivision or similar transaction, (ii) a merger, reorganization or consolidation (other than those that constitute an Approved Transaction, (iii) a reclassification or change in par value, or (iv) other extraordinary or unusual event affecting the outstanding Common Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution to its stockholders (each, a “Corporate Transaction”) then, subject to any required action by the stockholders of the Company, the number and kind of shares of Common Stock available under the Plan or subject to any limit or maximum hereunder shall automatically be proportionately adjusted, with no action required on the part of the Plan Administrator or otherwise to the extent necessary to prevent dilution or enlargement of the rights of Participants under the Plan. Any adjustments to outstanding shares of Common Stock under this Plan shall be consistent with Code Section 424, to the extent applicable.
17.2    In the event of an Approved Transaction, Board Change or Control Purchase, each outstanding right to purchase shares of Common Stock granted to the Participant with respect to the Offering Period in effect at the time of such Approved Transaction, Board Change or Control Purchase will be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, the Offering Period with respect to which such option relates will be shortened by setting a new Exercise Date on which such Offering Period shall end. Such new Exercise Date shall occur before the date of the Company’s proposed Approved Transaction,

Board Change or Control Purchase. The Plan Administrator will notify each Participant in writing or electronically prior to the new Exercise Date, that the Exercise Date for the Participant’s option has been changed to the new Exercise Date and that the Participant’s option will be exercised automatically on the new Exercise Date.
18.    $25,000 Limitation.
18.1    No Participant shall be entitled to accrue rights to acquire shares of Common Stock pursuant to any purchase right outstanding under the Plan if and to the extent such accrual, when aggregated with (i) rights to purchase shares of Common Stock accrued under any other purchase right granted under the Plan and (ii) similar rights accrued under other employee stock purchase plans (within the meaning of Code Section 423) of the Company or any Subsidiary, would otherwise permit such Participant to purchase more than Twenty-Five Thousand Dollars ($25,000.00) worth of stock of the Company or any Subsidiary (determined on the basis of the Fair Market Value per share on the date or dates such rights are granted) for each calendar year such rights are at any time outstanding.
18.2    If by reason of such accrual limitations or the operation of the limitation set forth in Section 7(a), any purchase right of a Participant does not accrue for a particular Offering Period, then the Stock Purchase Contributions which the Participant made during that Offering Period with respect to such purchase right shall be refunded, either by the Plan or by an agent of the Plan, as soon as administratively practicable after the Exercise Date.
18.3    In the event there is any conflict between the provisions of this Section 18 and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Section 18 shall be controlling.
19.    Termination and Amendment of the Plan. The Plan may be abandoned or terminated at any time by the Compensation Committee or the Board. The Compensation Committee, at any time prior to the termination of the Plan, may make such changes and additions to the Plan as the Compensation Committee shall deem advisable; provided, however, that except as provided in Section 17 hereof, the Compensation Committee may not, without approval of the Company’s stockholders, increase the maximum number of shares issuable under the Plan or modify the eligibility requirements for participation in the Plan. No termination or amendment of the Plan may, without consent of the holder of a right to purchase then outstanding, terminate or materially and adversely affect the Participant’s rights under the Plan.
20.    Plan Not an Employment Contract. The Plan does not and shall not be deemed to constitute a contract of employment with any Employee. Terms of employment and the right of the Company or any of its Subsidiaries to terminate the employment of any Employee, with or without cause, shall depend entirely upon the terms of employment otherwise existing between any Employee and the Company or any of its Subsidiaries without regard to the Plan.
21.    Indemnification of Compensation Committee and Administrative Committee. In addition to such other rights of indemnification as they may have, the members of the Compensation Committee and the Administrative Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any rights granted thereunder and against all amounts paid by them in settlement thereof or paid them in satisfaction of a judgment in any such action, suit or proceeding, except a judgment based upon a finding of bad faith. Upon the institution of any such action, suit or proceeding, the Compensation Committee and Administrative Committee member or members shall notify the Company in writing, giving the Company an opportunity at its own cost to defend the same before such Compensation Committee and Administrative Committee member or members undertake to defend the same on their own behalf.
22.    Section 16 Requirements. Any other provisions of the Plan notwithstanding, to the extent that any Employee participating in the Plan is subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, such Employee’s participation in the Plan shall be subject to, and such Employee shall be required to comply with, any and all additional restrictions and/or requirements imposed by the Plan Administrator, in its sole discretion, in order to insure that the exemption made available pursuant to Rule 16b-3 promulgated pursuant to the Exchange Act is available with respect to all transactions pursuant to the Plan affected by or on behalf of any such Employee.
23.    Governing Law. The Plan shall be governed by, and all questions arising hereunder shall be determined in accordance with, the laws of the State of Delaware, without regard to choice of law principles that direct the application of the laws of another state.

APPENDIX A
LIST OF PARTICIPATING SUBSIDIARIES
Commerce Technologies, LLC
CommerceHub (UK) Ltd.